UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-185891	99-0376434
(State or Other Jurisdiction of Incorporation)	(Commission File	(I.R.S Employer
of Incorporation)	Number)	Identification Number)

One Kendall Square, Building 400, 4th Floor Cambridge, Massachusetts (Address of Principal Executive Offices)	02139 (Zip Code)

(617) 674-1865

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Election of Robert L. Van Nostrand to Board of Directors

On December 1, 2014, the Board of Directors (the “Board”) of Enumeral Biomedical Holdings, Inc. (the “Company”) elected Robert L. Van Nostrand to serve as a Class III director of the Company until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Van Nostrand was elected to the Board in accordance with the provisions of that certain Voting Agreement (including Section 1.1(a) thereof), dated as of July 31, 2014, by and among the Company and certain stockholders named therein (the “Voting Agreement”). Mr. Van Nostrand has not been named to any committees of the Board at the time of his election.

In connection with his election and in accordance with the Company’s director compensation program, on December 1, 2014, Mr. Van Nostrand was awarded (i) a non-qualified stock option to purchase 20,000 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock”), under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant, which vests in full immediately upon grant; and (ii) a non-qualified stock option to purchase 60,000 shares of the Common Stock of the Company under the 2014 Plan, with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant, which vests over thirty-six (36) months in equal monthly installments beginning on January 1, 2015.

In addition, the Company entered into its standard indemnification agreement for directors and officers (the “Indemnification Agreement”) with Mr. Van Nostrand. The Indemnification Agreement provides for the indemnification of Mr. Van Nostrand for certain expenses and liabilities (including liabilities arising under the Securities Act of 1933, as amended) incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which he is a party, or is threatened to be made a party, by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company, or any of the Company’s subsidiaries, by reason of any action or inaction by him while serving as an officer, director, agent or fiduciary, or by reason of the fact that he was serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

Except as described above, (i) there are no arrangements or understandings between the new director and any other person pursuant to which Mr. Van Nostrand was selected as a director, and (ii) there is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Van Nostrand in which the amount involved exceeds $120,000.

The summary descriptions of the Voting Agreement and the Indemnification Agreement are qualified in their entirety by reference to the Voting Agreement and form of Indemnification Agreement, which were filed as Exhibits 10.10 and 10.45, respectively, to the Company’s Current Report on Form 8-K/A for the event occurring on July 31, 2014, as filed with the Securities and Exchange Commission on August 8, 2014, and are incorporated herein by reference.

(e) Compensatory Arrangements of Certain Officers

Amendment to 2014 Equity Incentive Plan

On December 1, 2014, the Board approved an amendment to the 2014 Plan (“the “Amendment”) to increase the number of shares of the Company’s common stock that may be granted under the 2014 Plan in any one fiscal year to Covered Employees (as defined in the 2014 Plan) in the form of stock options, restricted stock, stock appreciation rights, and restricted stock units. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to 2014 Equity Incentive Plan, which is filed herewith as Exhibit 10.3 and incorporated by reference herein.

Item 8.01	Other Events.

On December 4, 2014, the Company issued a press release announcing that Mr. Van Nostrand had been elected to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Voting Agreement dated July 31, 2014 among the Company and the other parties thereto
10.2**	Form of Indemnification Agreement between the Company and each of its directors and officers
10.3	Amendment No. 1 to 2014 Equity Incentive Plan, adopted on December 1, 2014
99.1	Press Release of the Company, dated December 4, 2014

*       Incorporated by reference to Exhibit 10.10 to the Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014.

**     Incorporated by reference to Exhibit 10.45 to the Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: December 4, 2014	By:	/s/ Arthur H. Tinkelenberg
Name: Arthur H. Tinkelenberg Title: Chief Executive Officer